

JUST LAUNCHED

JEAN-MICHEL
BASQUIAT

Invest in the highest-selling American artist of all time. Jean-Michel Basquiat has the strongest market performance of any artist we track.

GROSS RETURN OF SIMILAR WORKS: 17.50%

INVEST NOW

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HOW IT WORKS ABOUT RESEARCH BULLETIN BOARD JOSH

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OFFERINGS

Browse paintings to invest in by the most popular blue-chip and established artists.

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Jean-Michel Basquiat BLUE-CHIP
THE MOSQUE · 1982

Jean-Michel Basquiat was a Neo-Expressionist painter in the 1980s, known for his primitive style and collaboration with Andy Warhol.

17.50%
GROSS RETURN OF SIMILAR WORKS*

$5,688,400
INITIAL OFFERING

A ARTIST MARKET SCORE

OFFERING CIRCULAR

PAINTING DETAILS

SCHEDULE CALL

INVEST NOW



Claude Monet BLUE-CHIP
COUP DE VENT · 1881

With the lowest volatility of any blue-chip artist, this work carried an appraisal of $8,500,000 prior to Masterworks' purchase on June 20, 2018.

9.27%
GROSS RETURN OF SIMILAR WORKS*

$6,863,500
INITIAL OFFERING

A ARTIST MARKET SCORE

OFFERING CIRCULAR

PAINTING DETAILS

SCHEDULE CALL

INVEST NOW

Masterworks - Who is Masterworks

Masterworks - Who is Masterworks
from Kinetic Studios

02:37

Who is Masterworks

In this video series you will learn about the art market, why people have been investing in art for centuries, and how Masterworks is making this asset class investable for everyone.

Research

Search art market returns

Our research team has collected a proprietary database of paintings that have been purchased and resold throughout art history, and how much money collectors have made (or lost!).

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Press

Press and media inquiries

Masterworks makes news because of our transformative approach to solving global art market challenges. All media inquiries should be directed to press@masterworks.io.

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Insights

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PAST OFFERINGS



Alex Katz ESTABLISHED
MAXINE · 1974

Alex Katz is one of America's most revered living artists, and has become a touchstone for an entire generation of younger painters.

CLOSED
STATUS

$1,188,760
INITIAL OFFERING

B ARTIST MARKET SCORE

OFFERING CIRCULAR

CLOSED | PAINTING DETAILS

BUY PAINTING



Jonas Wood ESTABLISHED
HAMMER 5 · 2000

Jonas Wood is one of the fastest-rising stars of the 2010s, whose works are appreciating at a 46% compound annual growth rate since 2015.

CLOSED
STATUS

$1,089,000
INITIAL OFFERING

B ARTIST MARKET SCORE

OFFERING CIRCULAR

CLOSED | PAINTING DETAILS

BUY PAINTING



Banksy ESTABLISHED
MONA LISA · 2000

The price trajectory of this work, 4.3x price growth over 11 years, speaks to Banksy's undeniable importance as a pop culture icon.

CLOSED
STATUS

$1,039,000
INITIAL OFFERING

B ARTIST MARKET SCORE

OFFERING CIRCULAR

CLOSED | PAINTING DETAILS

BUY PAINTING



Andy Warhol BLUE-CHIP
1 COLORED MARILYN (REVERSAL SERIES) · 1979

The 1962 Marilyn paintings are estimated to be worth over $40M—this example contains the same iconic imagery at 5% of the price.

CLOSED
STATUS

$1,996,500
INITIAL OFFERING

A ARTIST MARKET SCORE

OFFERING CIRCULAR

CLOSED | PAINTING DETAILS

BUY PAINTING

FOLLOW US

Qualified Offerings:
Any offering appearing on the unrestricted portion of this website will be made under Regulation A of the Securities Act of 1933, as amended, only by means of an offering circular, which forms an integral part of an offering statement. An offering statement on Form 1-A relating to these securities has been filed with the Securities and Exchange Commission ("SEC"). Any offering that references an ability to "Buy Shares" indicates that the SEC has qualified that offering statement, which only means that the issuer of those shares may make sales of the securities described by the offering statement. It does not mean that the SEC has approved, passed upon the merits of, or passed upon the accuracy or completeness of the information in the offering statement. The securities offered by Masterworks issuers are highly speculative. Investing in securities of Masterworks issuers involves significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following the offering, it may not continue. You may obtain a copy of the offering circular that is part of that offering statement from the page(s) on this website referencing that particular offering. You should read the offering circular of for each such offering before making any decision with respect to such offering.

Pre-Qualified Offerings (Testing the Waters):
We may, from time to time, engage in "testing the waters" under Regulation A of the Securities Act of 1933, as amended, for the offerings currently filed with (but not yet qualified by) the SEC. This process allows companies to determine whether there may be interest in an eventual offering of their securities. We are not under any obligation to make an offering under Regulation A. We may choose to make an offering to some, but not all, of the people, who indicate an interest in investing, and that offering might not be made under Regulation A. If we go ahead with an offering, we will only be able to make sales after we have filed an offering statement with the SEC and the SEC has "qualified" the offering statement. The information in the offering statement will be more complete than any information provided on this web site, and could differ in important ways. You must consider fully the information provided in the offering statement filed with (and qualified by) the SEC prior to making any investment decision.

No money or other consideration is being solicited at this time for any pre-qualified offering, and if sent in response, will not be accepted.

No offer to buy the securities for a pre-qualified offering can be accepted and no part of the purchase price can be received by the issuer or anyone else until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification.

An indication of interest involves no obligation or commitment of any kind by either party.

Other Disclaimers Applicable to Offerings by Masterworks Issuers:
The information contained on the Masterworks.io web site has been prepared by Masterworks without reference to any particular user's investment requirements or financial situation. Potential investors are encouraged to consult with professional tax, legal, and financial advisors before making any investment into a Masterworks offering. All investments involve risk, including the risk of the loss of all of your invested capital. Please consider carefully the investment objectives, risks, transaction costs, and other expenses related to an investment prior to deciding to invest. Diversification and asset allocation do not ensure profit or guarantee against loss. Investment decisions should be based on an individual's own goals, time horizon, and tolerance for risk.

YOU MUST CAREFULLY REVIEW THE RELEVANT MASTERWORKS OFFERING CIRCULAR AND OFFERING STATEMENT BEFORE DECIDING TO INVEST.

Investment overviews on the Masterworks.io website contain summaries of the purpose and the principal business terms of the investment opportunities. Such summaries are intended for informational purposes only and do not purport to be complete, and each is qualified in its entirety by reference to the more detailed discussions contained in the respective Offering Circular filed with SEC or other offering materials relating to such investment opportunity.

An indication of interest involves no obligation or commitment of any kind by either party. By using this website, you accept the Masterworks.io Terms of Use and Privacy Policy. Any person interested in investing in any Masterworks offering should review our disclosures and the most recent publicly filed offering statement relating to that offering, a copy of which will be available on this website (www.masterworks.io), or as available on the SEC's EDGAR web site.

Masterworks is not registered, licensed, or supervised as a broker dealer or investment adviser by the SEC, the Financial Industry Regulatory Authority (FINRA), or any other financial regulatory authority or licensed to provide any financial advice or services. Neither FINRA, the SEC or any other regulatory organization endorses, indemnifies, or guarantees the business practices of SDDco Brokerage Advisors, LLC, selling methods, the shares or any offering referenced on this website.

Masterworks does not offer refunds after an investment has been made. Please review the relevant offering materials and subscription documentation for more information.

Masterworks.io, LLC is located at 497 Broome St, Suite 1, New York, NY 10013

All securities transactions and broker dealer activities are currently offered through a partnership with SDDco Brokerage Advisors LLC MEMBER FINRA / SIPC ("SDDco-BA"). To check the background of SDDco and its representative, visit FINRA's BrokerCheck.

SDDco Brokerage Advisors, LLC is located at 485 Madison Ave, 15th Floor, New York, NY 10022.

Masterworks.io and its affiliates are independent and unaffiliated with SDDco-BA. Any securities transactions or related activities offered by Masterworks.io associated persons are conducted in their capacities as registered representatives of SDDco-BA, or in their capacity as a "principal" to the transaction pursuant to SEC Rule 3a4-1.

This website contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "outlook," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain and actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. You are cautioned not to place undue reliance on any of these forward-looking statements.

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Jean-Michel Basquiat

BUY SHARES

One of the most important and influential American artists of the 20th century.

(B. 1960)

JEAN-MICHEL BASQUIAT

THE MOSQUE

SIGNED, TITLED AND DATED '"THE MOSQUE" 1982
JEAN MICHEL BASQUIAT' (ON THE REVERSE)
ACRYLIC, OILSTICK AND INK ON PAPER COLLAGE
AND CANVAS WITH TIED WOOD SUPPORTS
60 × 60IN. (152.5 × 152.5CM.)
EXECUTED IN 1982



FEET

WHY WE LIKE THIS PAINTING

From 2000 to 2018, Basquiat's total auction sales, increased by 18.1% annually and average hammer prices have increased by 20.9% annually.

Jean-Michel Basquiat remains one of the most important and influential American artists of the 20th century and his artist market is unquestionably one of the strongest. Based on median annualized return across 103 paintings by Jean-Michel Basquiat bought and sold at public auction as tracked by Masterworks, nets a 18.2% median return across 103 repeat sale pairs. Purchase and sale prices include auction house buyer's premium, but exclude any sales taxes, VAT, artist resale right fee or other charges assessed by the auction house.

Between 2000 and 2019, 500 paintings by Jean-Michel Basquiat were sold at auction for a total of $1.7 billion.

17.5%

17.5% historical price appreciation for similar works

14.3%

14.3% CAGR in average prices since 2000

18.2%

18.2% median return across 103 repeat sale pairs

Deal Terms

THE PAINTING

The Mosque

Masterworks agreed to acquire *The Mosque* (1982), which hangs at 60 by 60 inches, at Christie's Evening sale of Post-War and Contemporary Art in London for $5,150,000 on February 12, 2020. The canvas, which was completed the same year as his auction record that sold for $110.5 million in May 2017, remains on its original stretcher of tied wood crossbars—one of the artist's great innovations. It is believed that the subject of the work is a specific place of prayer near the Artist's childhood home in Boerum Hill, Brooklyn. In the work, hieroglyph-inspired figures create a timeless narrative of the contemplation of life and death in the bottom left quadrant, above which towers the annotated image of a leg, a symbol of Basquiat's frequently referenced interest in human anatomy. To the top right, a vibrant blue echoes the sky behind the central figure of the mosque, while below, a large abstracted figure is rendered in black oilstick pigment. This poetic and autobiographical work by Jean-Michel Basquiat is a truly unique and captivating painting created in the most important year of his brief career.


FEET

The Mosque
1982

signed, titled and dated "'THE MOSQUE" 1982 Jean Michel Basquiat' (on the reverse)
acrylic, oilstick and ink on paper collage and canvas with tied wood supports
60 × 60in. (152.5 × 152.5cm.)
Executed in 1982

HISTORICAL PERFORMANCE OF SIMILAR WORKS

17.5*

acrylic, oilstick and ink on paper collage and canvas with tied wood supports
60 × 60in. (152.5 × 152.5cm.)
Executed in 1982

HISTORICAL PERFORMANCE OF SIMILAR WORKS

17.5*

Reflects composite returns of an index of similar works selected by Masterworks based on public auction sales data. The index is used for comparative modelling purposes only. Each painting in the index is unique and historical performance of the index is not a direct proxy for performance of the specific painting or the shares. There is no current market for the shares and performance of the shares will reflect costs and fees described in our SEC filings that are not reflected in the index. Past performance may not be indicative of future performance.

The set of similar sales comprise paintings by Jean Michel Basquiat with the following criteria: i) 1982 work on canvas in a muted palette; ii) roughly square and supported by tied wood crossbars; iii) at least 50 inches tall by 50 inches wide; and iv) sold since 1992. The data was sourced from publicly available auction records and does not include private sales.

Important Disclosures*

AUCTION HOUSE ESTIMATE

$5,186,184–$7,779,276

This painting was given a low and high estimate, representing the opinion of the auction house's experts about the range in which the painting might sell at auction. Estimates are based on the examination of an item and recent auction records of comparable works. Investors are cautioned not to put undue emphasis on auction house estimates.

OFFERING SIZE

$5,635,500

SEC FILING

Offering Statement

We file documents with the SEC which can be obtained on www.sec.gov/edgar—you should carefully review the information contained in the offering document relating to a particular offering before investing.

Similar Sales

Similar Sales

Auction Results for Similar Paintings



$7.0M
$5.6M
$4.2M
$2.8M
$1.4M
0
1992
2002
2008
2013
2017
2020

The Mosque Similar Paintings

Reflects composite returns of an index of similar works selected by Masterworks based on public auction sales data. The index is used for comparative modelling purposes only. Each painting in the index is unique and historical performance of the index is not a direct proxy for performance of the specific painting or the shares. There is no current market for the shares and performance of the shares will reflect costs and fees described in our SEC filings that are not reflected in the index. Past performance may not be indicative of future performance.

The set of similar sales comprise paintings by Jean Michel Basquiat with the following criteria: i) 1982 work on canvas in a muted palette; ii) roughly square and supported by tied wood crossbars; iii) at least 50 inches tall by 50 inches wide; and iv) sold since 1992. The data was sourced from publicly available auction records and does not include private sales.

Sale Price	**$2,590,000**



Bronze

Auction House	Sotheby's
Sale Date	Oct 5, 2017
Year Created	1982
Sold For	**$6,678,158**



Both Poles

Auction House	Christie's
Sale Date	Oct 6, 2017
Years Created	1982
Sale Price	**$4,929,901**



The Mosque

Auction House	Christie's

Historical Returns

Returns reflect an annualized median return for all artworks (rather than securities) bought and sold at auction, including purchase and sale commissions paid to the auction house. Historical returns are also not comparable to or intended to represent or be a proxy for returns on Masterworks shares. Past performance is no guarantee of future results, and an investor can lose money

All auction sales in which an object sold more than once at auction since 1950 are presented below, listed from most recent sale to least recent sale.



PURCHASE PRICE **$20,900** SALE PRICE **$110,487,500**

TOTAL RETURN **5,286x** (33 years)



PURCHASE PRICE **$4,180** SALE PRICE **$3,015,138**

TOTAL RETURN **721.32x** (29 years)



PURCHASE PRICE **$110,000** SALE PRICE **$26,042,500**

TOTAL RETURN **236.75x** (24 years)





PURCHASE PRICE SALE PRICE



PURCHASE PRICE
$122,368

SALE PRICE
$29,285,000

TOTAL RETURN
239.32x (21 years)

MORE RESULTS

Biography

Jean-Michel Basquiat is widely considered to be one of the most important and tragic artists of the 20th century. Jean-Michel was born in Brooklyn, New York, to a Puerto Rican mother and Haitian father on December 22, 1960. Several formative childhood experiences influenced his artwork. When Jean-Michel was eight years old, he was struck by a car and suffered a broken arm and internal injuries. At the time, his mother, Matilde, bought him a copy of Grey's Anatomy, the seminal medical textbook, which the artist devoured and later began to reference in his art. Matilde more directly influenced his son's artistic sensibilities by taking him regularly to art museums, such as the Brooklyn Museum of Art, where at age 6 she enrolled him as a Junior Member. As a young adult, Basquiat experimented with graffiti and tagging, and became well known by the moniker SAMO in the downtown art scene in New York City. All of these shaped the formal artist practice of Jean-Michel Basquiat, and in 1981, he was included in a groundbreaking exhibition at MoMA's PS1 outpost in Long Island City, titled New York/New Wave.

Shortly following the show at PS1, Basquiat was offered a studio and stipend by the gallerist Annina Noisei, who organized his first solo show at her eponymous gallery in 1982. That same year, Basquiat travelled to Los Angeles and began to work on his first show for the famed Gagosian Gallery. The shows repeatedly sold out and collectors sought out work by the young artist, who struggled with his feelings of ambivalence towards his growing fame and fortune. By the time a profile of Basquiat, titled "New Art, New Money," was published in *The New York Times Magazine* in 1985, his position as one of the most influential artists of the decade had already been solidified.

2019 AUCTION SALES
$108 million

NUMBER OF LOTS SOLD
64

Basquiat, who had idolized Andy Warhol since his SAMO days, had become one of the iconic artist's closest friends, and Warhol's untimely death in 1987 greatly disturbed the young artist. Basquiat had struggled with drug addiction for years, and in 1988, he was found dead of an overdose in his NoHo loft in downtown Manhattan. In 1992, the Whitney Museum in New York offered the first retrospective of the late artist's work and many have been staged since, including most recently in New York at the Brooklyn Museum and Brandt Foundation, and Foundation Louis Vuitton in Paris. Throughout his brief and glamorous career, the artist explored themes, like the experience of black identity in America, which are still relevant today.

Media


FEET
GOING TO HEAVEN.

Documents

Offering Circular	Official Filing on sec.gov/edgar
Condition Report	The Mosque Condition Report
Provenance	Galerie Bruno Bischofgerber, Zurich. Private Collection, Milan. Post-War and Contemporary Art Evening Sale, London, February 12, 2020. Lot 30 Acquired from the above by Masterworks.
Further Reading	Post-War and Contemporary Art Evening Sale, London, February 12, 2020 (please note that the information from Christie's is to not be construed as part of our offering materials)

Qualified Offerings:
Any offering appearing on the unrestricted portion of this website will be made under Regulation A of the Securities Act of 1933, as amended, only by means of an offering circular, which forms an integral part of an offering statement. An offering statement on Form 1-A relating to these securities has been filed with the Securities and Exchange Commission ("SEC"). Any offering that references an ability to "Buy Shares" indicates that the SEC has qualified that offering statement, which only means that the issuer of those shares may make sales of the securities described in the offering statement. It does not mean that the SEC has approved, passed upon the merits of, or passed upon the accuracy or completeness of the information in the offering statement. The securities offered by Masterworks issuers are highly speculative and involve significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. No public market currently exists for the securities, and if a public market develops following the offering, it may not continue. You may obtain a copy of the offering circular that is part of that offering statement from the page(s) on this website referencing that particular offering. You should read the offering circular for each such offering before making any decision with respect to such offering.

Pre-Qualified Offerings (Testing the Waters):
We may, from time to time, engage in "testing the waters" under Regulation A of the Securities Act of 1933, as amended, for the offerings currently filed with (but not yet qualified by) the SEC. This process allows companies to determine whether there may be interest in an eventual offering of their securities. We are not under any obligation to make an offering under Regulation A. We may choose to make an offering to some, but not all, of the people, who indicate an interest in investing, and that offering might not be made under Regulation A. If we go ahead with an offering, we will only be able to make sales after we have filed an offering statement with the SEC and the SEC has "qualified" the offering statement. The information in the offering statement will be more complete than any information provided on this website, and could differ in important ways. You must consider fully the information provided in the offering statement filed with (and qualified by) the SEC prior to making any investment decision.

No money or other consideration is being solicited at this time for any pre-qualified offering, and if sent in response, will not be accepted.

No offer to buy the securities for a pre-qualified offering can be accepted and no part of the purchase price can be received by the issuer or anyone else until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time, before notice of acceptance given after the date of qualification.

An indication of interest involves no obligation or commitment of any kind by either party.

Other Disclaimers Applicable to Offerings by Masterworks issuers:
The information contained on the Masterworks.io website has been prepared by Masterworks without reference to any particular user's investment requirements or financial situation. Potential investors are encouraged to consult with professional tax, legal, and financial advisors before making any investment into a Masterworks offering. All investments involve risk, including the risk of the loss of all of your invested capital. Please consider carefully the investment objectives, risks, transaction costs, and other expenses related to an investment prior to deciding to invest. Diversification and asset allocation do not ensure profit or guarantee against loss. Investment decisions should be based on an individual's own goals, time horizon, and tolerance for risk.

YOU MUST CAREFULLY REVIEW THE RELEVANT MASTERWORKS OFFERING CIRCULAR AND OFFERING STATEMENT BEFORE DECIDING TO INVEST.

Investment overviews on the Masterworks.io website contain summaries of the purpose and the principal business terms of the investment opportunities. Such summaries are intended for informational purposes only and do not purport to be complete, and each is qualified in its entirety by reference to the more detailed discussions contained in the respective offering circular filed with SEC or other offering materials relating to such investment opportunity.

By using this website, you accept the Masterworks.io Terms of Use and Privacy Policy. Any person interested in investing in any Masterworks offering should review our disclosures and the most recent publicly filed offering statement relating to that offering, a copy of which will be available on this website (www.masterworks.io), or as available on the SEC's EDGAR website. For additional information you are encouraged to review Important Disclosures.

Masterworks is not registered, licensed, or supervised as a broker dealer or investment adviser by the SEC, the Financial Industry Regulatory Authority (FINRA), or any other financial regulatory authority or licensed to provide any financial advice or services. Neither FINRA, the SEC or any other regulatory organization endorses, indemnifies, or guarantees the business practices of SDDco Brokerage Advisors, LLC, selling methods, the shares or any offering referenced on this website.

Masterworks does not offer refunds after an investment has been made. Please review the relevant offering materials and subscription documentation for more information.

Masterworks.io, LLC is located at 497 Broome St, Suite 1, New York, NY 10013.

All securities transactions and broker dealer activities are currently offered through a partnership with SDDco Brokerage Advisors LLC MEMBER FINRA / SIPC ("SDDco-BA"). To check the background of SDDco and its representative, visit FINRA's BrokerCheck.

SDDco Brokerage Advisors, LLC is located at 485 Madison Ave, 15th Floor, New York, NY 10022.

Masterworks.io and its affiliates are independent and unaffiliated with SDDco-BA. Any securities transactions or related activities offered by Masterworks.io associated persons are conducted in their capacities as registered representatives of SDDco-BA, or in their capacity as a "principal" to the transaction pursuant to SEC Rule 3a4-1.

This website contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "outlook," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain and actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. You are cautioned not to place undue reliance on any of these forward-looking statements.